EXHIBIT 5

                       [U.S. DIAGNOSTIC INC. LETTERHEAD]



                              September 24, 1996


U.S. Diagnostic Inc.
777 South Flagler Drive
West Palm Beach, Florida 33401

         RE:  U.S. DIAGNOSTIC INC. (THE "COMPANY")
                  REGISTRATION STATEMENT FOR OFFERING
                  OF 3,000,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         I refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1993, as amended, of 3,000,000 shares of Common Stock of U.S. Diagnostic Inc. (the "Company") authorized for issuance under the Company's 1995 Long Term Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,



                                                 Michael D. Karsch
                                                 Executive Vice President
                                                    and General Counsel